UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

CAHABA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163172	26-3439890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2670 Towne Village Drive
Duluth, Georgia  30097
(Address of principal executive offices, including zip code)

(678) 428-6026
(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900
Facsimile:  (212) 400-6901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2010, Scott Hughes resigned as director, Chief Executive Officer, President, Secretary and Treasurer and all other officer positions of Cahaba Pharmaceuticals, Inc. (the “Company”) effective immediately.  Mr. Hughes did not have any disagreement with the Company on any matter relating to its operations, policies or practices.

On November 15, 2010, the Company’s Board of Directors appointed Marc Lichtenstein to its Board of Directors and as Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company, effective immediately, to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified or his earlier death, resignation or removal.

Mr. Lichtenstein, 38, has been vice president of sales and marketing at Zoomstar Wireless LLC since January 2009 and is a co-owner of an Aussie Pet Mobile franchise.  From June 2007 to November 2009, he was sales manager at Starwood Vacation Ownership, and from June 2002 to May 2006, he worked as a real estate listing agent for YHD Foxtons.  Mr. Lichtenstein received an associate degree from Nassau Community College in 1991.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAHABA PHARMACEUTICALS, INC.

Dated: November 22, 2010	By:	/s/ Marc Lichtenstein
	Name:	Marc Lichtenstein
	Title:	Chief Executive Officer and President